UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 8, 2007


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                NEW YORK
             (State or Other Jurisdiction of Incorporation)


              1-5721                                 13-2615557
     (Commission File Number)               (IRS Employer Identification
                                                        No.)


       315 PARK AVENUE SOUTH                          10010
         NEW YORK, NEW YORK
  (Address of Principal Executive Offices)          (Zip Code)


                              212-460-1900
          (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 23, 2007, Leucadia National Corporation ("Leucadia"), through its subsidiary, STi Prepaid, LLC (the "Buyer"), entered into an agreement to acquire a 75% interest in the telecommunications business of Telco Group, Inc. and its affiliates (the "Acquired Business") pursuant to an Asset Purchase and Contribution Agreement, dated January 23, 2007 (the "Asset Purchase Agreement"), by and among Leucadia's subsidiaries, Baldwin Enterprises, Inc. and the Buyer, and Telco Group, Inc., and its affiliates, STi Phonecard Inc., Dialaround Enterprises Inc., STi Mobile Inc., Phonecard Enterprises Inc., VoIP Enterprises Inc., STi PCS, LLC, Tawfik & Partners, SNC, STi Prepaid & Co. and STi Prepaid Distributors & Co. and Samer Tawfik, an individual. On March 8, 2007, pursuant to the terms of the Asset Purchase Agreement, Leucadia and Buyer completed the acquisition of a substantial portion of the Acquired Business (the "Closing"); the acquisition of the balance of the Acquired Business is pending receipt of regulatory approvals and is expected to occur during the first half of 2007.

The aggregate purchase price for Leucadia's interest in the Acquired Business was approximately $120,000,000 in cash, subject to a post-closing adjustment based on working capital and certain liabilities relating to the Acquired Business. Upon Closing, Mr. Tawfik retained a 25% interest in the Buyer and was appointed as its chief executive officer.
















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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 12, 2007

                                    LEUCADIA NATIONAL CORPORATION


                                    /s/ Joseph A. Orlando
                                    ------------------------------
                                    Name:  Joseph A. Orlando
                                    Title: Vice President and Chief
                                           Financial Officer
























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